EXHIBIT 99.3

PQ GROUP HOLDINGS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On March 1, 2021, PQ Group Holdings Inc. (the “Company”), announced that it has entered into a definitive agreement to sell its Performance Chemicals business to a partnership established by Cerberus Capital Management, L.P. and Koch Minerals & Trading LLC (the “Purchaser”). Pursuant to the Purchase Agreement, and upon anticipated closing, the Company will divest its Performance Chemicals business to the Purchaser through the sale of the Company’s direct and indirect equity interests in each of the Company’s subsidiaries comprising the Performance Chemicals business (the “Transaction”) in exchange for a purchase price of $1.1 billion in cash, subject to certain adjustments specified therein, including for indebtedness, cash, working capital and transaction expenses of the Performance Chemicais business at the closing of the Transaction. Upon the anticipated close in 2021 and finalization of net cash proceeds, the Company is required to use portions of the proceeds to repay the outstanding debt and expects to restructure its debt, which is estimated to result in a debt reduction of $450 million to $550 million (the “Estimated Required Debt Repayment”). In addition, subject to the debt restructuring, the Company plans to return capital to shareholders through a special dividend of $2.50 to $3.25 per share (subject to Board approval and declaration).

In conjunction with entering into the definitive agreement, Performance Chemicals met the criteria set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”). As a result, the results of operations of Performance Chemicals will be presented as discontinued operations in the consolidated statements of operations for all periods presented beginning with the quarterly financial statements to be filed on Form 10-Q for the quarter ended March 31, 2021.

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X and have been derived from the historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America and are presented based on available information and certain assumptions that management believes are reasonable.

The unaudited pro forma financial statements present the Company’s unaudited pro forma condensed consolidated financial statements reflecting the effect of the Transaction as well as the Estimated Required Debt Repayment. The unaudited pro forma condensed consolidated balance sheet reflects the Company’s financial position as if the Transaction and the Estimated Required Debt Repayment had occurred on December 31, 2020. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2020 is presented as if the Transaction and Estimated Required Debt Repayment had occurred on January 1, 2020. The unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2019 and 2018 are presented with the elimination of the historical Performance Chemicals financial results as discontinued operations.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with our historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred if the Transaction had been completed as of the dates set forth above, nor are they indicative of the future results of the Company. The unaudited condensed pro forma financial statements do not purport to project the future operating results or financial position of the Company following the Transaction.

PQ GROUP HOLDINGS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2020

(In thousands)

	Historical As Reported	(A) Divestiture of Performance Chemicals	(B) Pro Forma Adjustments	Pro Forma
ASSETS
Cash and cash equivalents	$135,531	$973,580	$(500,000)	$609,111
Accounts receivables, net	132,619	(86,695)	—	45,924
Inventories, net	127,436	(75,625)	—	51,811
Prepaid and other current assets	32,554	(18,641)	—	13,913

Total current assets	428,140	792,619	(500,000)	720,759
Investments in affiliated companies	458,452	(324)	—	458,128
Property, plant and equipment, net	983,235	(390,541)	—	592,694
Goodwill	717,738	(326,173)	—	391,565
Other intangible assets, net	526,303	(388,857)	—	137,446
Right-of-use lease assets	48,239	(19,296)	—	28,943
Other long-term assets	35,714	(23,124)	—	12,590

Total assets	$3,197,821	$(355,696)	$(500,000)	$2,342,125

LIABILITIES
Accounts payable	112,333	(74,228)	—	38,105
Operating lease liabilities—current	15,194	(8,479)	—	6,715
Accrued liabilities	73,811	(25,144)	—	48,667

Total current liabilities	201,338	(107,851)	—	93,487
Long-term debt, excluding current portion	1,400,369	—	(489,645)	910,724
Deferred income taxes	175,901	(49,900)	—	126,001
Operating lease liabilities—noncurrent	32,019	(10,047)	—	21,972
Other long-term liabilities	111,015	(97,021)	—	13,994

Total liabilities	$1,920,642	$(264,819)	$(489,645)	$1,166,178
EQUITY
Common stock	1,371	—	—	1,371
Preferred stock	—	—	—	—
Additional paid-in capital	1,477,859	—	—	1,477,859
(Accumulated deficit) retained earnings	(175,758)	(206,309)	(10,355)	(392,422)
Treasury stock	(11,081)	—	—	(11,081)
Accumulated other comprehensive loss	(15,265)	115,485	—	100,220

Total PQ Group Holdings Inc. equity	1,277,126	(90,824)	(10,355)	1,175,947
Noncontrolling interest	53	(53)	—	—

Total equity	1,277,179	(90,877)	(10,355)	1,175,947

Total liabilities and equity	$3,197,821	$(355,696)	$(500,000)	$2,342,125

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PQ GROUP HOLDINGS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2020

(In thousands, except per share amounts)

	Historical As Reported	(C) Divestiture of Performance Chemicals	(D) Pro Forma Adjustments	Pro Forma
Sales	$1,107,363	$(611,443)	—	$495,920
Cost of goods sold	834,007	(487,787)	—	346,220

Gross profit	273,356	(123,656)	—	149,700
Selling, general and administrative expenses	125,294	(43,778)	—	81,516
Goodwill impairment charge	260,000	(260,000)	—	—
Other operating expense, net	50,986	(33,144)	—	17,842

Operating (loss) income	(162,924)	213,266	—	50,342
Equity in net income from affiliated companies	(21,237)	172	—	(21,065)
Interest expense, net	66,979	(14,272)	—	52,707
Debt extinguishment costs	25,028	—	7,832	32,860
Other (income) expense, net	(6,109)	548	—	(5,561)

(Loss) income from continuing operations before income taxes and noncontrolling interest	(227,585)	226,818	(7,832)	(8,599)
(Benefit) provision for income taxes	(48,122)	(13,909)	(1,964)	(63,995)

Net (loss) income from continuing operations	(179,463)	240,727	(5,868)	55,396
Less: Net (loss) income attributable to the noncontrolling interest—continuing operations	(3,198)	3,198	—	—

Net (loss) income attributable to PQ Group Holdings Inc.	(176,265)	237,529	(5,868)	55,396

Net (loss) income per share
Basic (loss) income per share – continuing operations	$(1.30)			$0.41
Diluted (loss) income per share – continuing operations	$(1.30)			$0.41
Weighted average shares outstanding
Basic	135,528,977			135,528,977
Diluted	135,528,977			135,528,977

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PQ GROUP HOLDINGS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2019

(In thousands, except per share amounts)

	Historical As Reported	(C) Divestiture of Performance Chemicals	Pro Forma
Sales	$1,199,914	$(667,166)	$532,748
Cost of goods sold	901,512	(535,157)	366,355

Gross profit	298,402	(132,009)	166,393
Selling, general and administrative expenses	129,516	(46,133)	83,383
Other operating expense, net	21,378	(3,858)	17,520

Operating income	147,508	(82,018)	65,490
Equity in net income from affiliated companies	(46,022)	120	(45,902)
Interest expense, net	87,072	(18,576)	68,496
Debt extinguishment costs	3,400	—	3,400
Other (income) expense, net	(2,372)	(349)	(2,721)

Income from continuing operations before income taxes and noncontrolling interest	105,430	(63,213)	42,217
Provision (benefit) for income taxes	39,677	(30,408)	9,269

Net income from continuing operations	65,753	(32,805)	32,948
Less: Net income attributable to the noncontrolling interest – continuing operations	617	(617)	—

Net income attributable to PQ Group Holdings Inc.	$65,136	$(32,188)	$32,948

Net income per share
Basic income per share – continuing operations	$0.48		$0.25
Diluted income per share – continuing operations	$0.48		$0.24
Weighted average shares outstanding
Basic	134,389,667		134,389,667
Diluted	135,548,694		135,548,694

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PQ GROUP HOLDINGS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2018

(In thousands, except per share amounts)

	Historical As Reported	(C) Divestiture of Performance Chemicals	Pro Forma
Sales	$1,228,926	$(701,266)	$527,660
Cost of goods sold	925,534	(555,918)	369,616

Gross profit	303,392	(145,348)	158,044
Selling, general and administrative expenses	131,402	(46,585)	84,817
Other operating expense, net	16,427	(13,396)	3,031

Operating income	155,563	(85,367)	70,196
Equity in net income from affiliated companies	(37,569)	177	(37,392)
Interest expense, net	90,758	(17,510)	73,248
Debt extinguishment costs	7,751	—	7,751
Other (income) expense, net	10,603	3,737	14,340

Income before income taxes and noncontrolling interest	84,020	(71,771)	12,249
Provision (benefit) for income taxes	33,641	(25,058)	8,583

Net income from continuing operations	50,379	(46,713)	3,666
Less: Net income attributable to the noncontrolling interest – continuing operations	1,108	(1,108)	—

Net income attributable to PQ Group Holdings Inc.	49,271	(45,605)	3,666
Net income per share
Basic income per share – continuing operations	$0.37		$0.03
Diluted income per share – continuing operations	$0.37		$0.03
Weighted average shares outstanding
Basic	133,380,567		133,380,567
Diluted	134,684,931		134,684,931

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PQ GROUP HOLDINGS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements (i) are presented based upon available information and assumptions that the Company believes are reasonable, (ii) are intended for informational purposes only, (iii) are not necessarily indicative of and do not purport to represent what the Company’s operating results would have been had the Transaction and related events (including the Estimated Required Debt Repayment) occurred as described or what the Company’s future operating results will be after giving effect to these events, and (iv) do not reflect all actions that may be undertaken by the Company after the divestiture of the Performance Chemicals business. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The special dividend is not reflected in the unaudited pro forma condensed consolidated financial statements as it has not been declared and is not a required use of proceeds from the Transaction.

(A) The unaudited pro forma condensed consolidated balance sheet as of December 31, 2020 reflects the following divestiture-related adjustments as if the Transaction occurred on December 31, 2020:

•	The purchase price of $1.1 billion less adjustments for indebtedness, cash and working capital per the Purchase Agreement, plus estimated transaction expenses of $20.0 million

•	The elimination of the net assets subject to the Performance Chemicals divestiture

•

Estimated taxes of $25.6 million resulting from the Transaction. This adjustment reflects management’s best estimate at the time of this current report filed on Form 8-K. The Company will reflect the after-tax gain (loss) from the sale in its financial statements in the period the sale is completed, which is anticipated to close in 2021.

•

Recognition of a preliminary $206.3 million loss on the sale, net of estimated taxes. The actual after-tax loss to be recorded on the sale of Performance Chemicals will change based on items including the exact closing date, adjustments to the estimated transactions costs as well as final calculations related to the tax basis of the assets. The preliminary estimated loss was calculated as follows (in millions):

Estimated proceeds, net of transaction costs and closing adjustments(1)	$1,016.6
Performance Chemicals net assets held for sale	(1,081.8)
Recognition of accumulated translation adjustments resulting from the sale of Performance Chemicals’ foreign subsidiaries	(115.5)

Pre-tax loss on the sale of Performance Chemicals	(180.7)

Estimated taxes on the sale of Performance Chemicals	(25.6)

After-tax loss on the sale of Performance Chemicals	$(206.3)

(1)	Expected after-tax proceeds of $995 million, net of transaction costs and closing adjustments.

(B) The unaudited pro forma condensed consolidated balance sheet as of December 31, 2020 reflects an Estimated Required Debt Repayment of approximately $297 million of the Senior Secured Term Loan Facility due February 2027 and $203 million of the New Senior Secured Term Loan Facility due February 2027. The Estimated Required Debt Repayment results in the recognition of an estimated $10.4 million loss on extinguishment of debt, which includes the write-off of $3.2 million of unamortized deferred financing costs and $7.2 million of original issue discount.

(C) The divestiture of the Performance Chemicals business columns on the unaudited pro forma condensed consolidated financial statements represents the historical financial results directly attributable to the Performance Chemicals business including the interest expense associated with the Estimated Required Debt Repayment noted in (B), in accordance with ASC 205-20.

(D) The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2020 reflects an estimated loss on extinguishment of debt of $7.8 million, and the associated tax impact of $2.0 million, related to the Estimated Required Debt Repayment of $500 million, assuming the Estimated Required Debt Repayment was made on January 1, 2020.